UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 21, 2006
NS GROUP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	1-9838	61-0985936
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)
530 West Ninth Street, Newport, Kentucky 41071
(Address of principal executive offices)
Registrant’s telephone number, including area code: (859) 292-6809
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Asset Purchase Agreement
On July 21, 2006, NS Group, Inc. (“NS Group”) entered into an asset purchase agreement with Fishing Tools Specialty, L.P., a Texas limited partnership (“FTS”), and Wayne D. Gilliam, Jr. (“Gilliam”). Under the terms of the asset purchase agreement, NS Group purchased from FTS substantially all the assets of FTS used in its premium connection business and assumed certain liabilities for an aggregate purchase price of $120.9 million in cash plus transaction costs, with the cash consideration subject to adjustment as described below. The acquisition of FTS was structured as a simultaneous sign and close and was funded from existing cash balances.
The definitive agreement includes customary representations, warranties, covenants and mutual indemnification obligations, including an escrow for the benefit of NS Group of $5.0 million for an eighteen-month period after the closing of the acquisition to satisfy any indemnification obligations that may arise. The asset purchase agreement provides that the purchase price will be subject to post-closing adjustment based on net working capital.
The foregoing description of the asset purchase agreement is qualified in its entirety to the full text of the asset purchase agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Neither NS Group nor any of its affiliates have any material relationships with FTS or its affiliates.
Amendment to Credit Facility
On July 19, 2006, NS Group entered into a fifth amendment to its secured revolving credit facility. Pursuant to the amendment, NS Group’s lenders consented to the acquisition of FTS. Also, Ultra Premium Oilfield Services, Ltd., NS Group’s new wholly-owned subsidiary, has joined the credit facility as a borrower and granting a security interest in its personal property. NS Group will have to satisfy certain conditions before Ultra Premium Oilfield Services’ collateral can be considered in the calculation of availability under the facility. The fifth amendment also increases the limit on NS Group’s capital expenditures to $200 million for the period from July 1, 2006 through December 31, 2007.
A copy of the fifth amendment is attached hereto as Exhibit 10.2 and it is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets
The information contained in Item 1.01 is incorporated hereto by reference.

Item 7.01 Regulation FD Disclosure.
On July 24, 2006, NS Group issued a press release announcing the completion of the acquisition of FTS as described in Item 1.01, above. The information, including Exhibit 99.1 attached hereto, in this Current Report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.1	Asset Purchase Agreement, dated July 21, 2006, by and between NS Group, Inc. and Fishing Tools Specialty, L.P.

10.2	Joinder Agreement and Amendment No. 5 to Financing Agreement, dated July 19, 2006, by and among CIT Group/Business Credit, Inc., Newport Steel Corporation, Koppel Steel Corporation and Ultra Premium Oilfield Services, Ltd.

99.1	Press release, dated as of July 24, 2006, of NS Group, Inc. (furnished pursuant to Item 7.01 hereof)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NS GROUP, INC.

July 24, 2006	By: /s/ Thomas J. Depenbrock

Thomas J. Depenbrock
Vice President-Finance, Treasurer and
Chief Financial Officer